UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 3, 2013

FairPoint Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street, Suite 500, Charlotte, North Carolina		28202
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (704) 344-8150
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
On June 3, 2013, FairPoint Communications, Inc. (the "Company") held its 2013 annual meeting of shareholders (the "2013 Annual Meeting"). At the 2013 Annual Meeting, shareholders considered and voted upon the following proposals:

1.
The election of the eight directors nominated by the board of directors of the Company (the "Board") and named in the table below to serve until the Company's next annual meeting of shareholders and until their successors are duly elected and qualified;

2.	The approval, by a non-binding advisory vote, of the Company's named executive officer compensation; and

3.	The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013.
Of the 26,477,258 shares of common stock of the Company outstanding and entitled to vote at the 2013 Annual Meeting, 23,554,692, or approximately 89.0%, were represented at the meeting in person or by proxy, and therefore a quorum was present.
Shareholders elected each of the eight nominees for director to serve on the Board until the Company's next annual meeting of shareholders and until their successors are duly elected and qualified based upon the following votes:

Nominee	Votes in Favor	Votes Withheld	Broker Non-Votes
Dennis J. Austin	17,904,328	79,017	5,571,347
Peter C. Gingold	17,906,343	77,002	5,571,347
Edward D. Horowitz	17,871,216	112,129	5,571,347
Michael J. Mahoney	17,904,078	79,267	5,571,347
Michael K. Robinson	17,906,578	76,767	5,571,347
Paul H. Sunu	17,913,725	69,620	5,571,347
David L. Treadwell	17,868,688	114,657	5,571,347
Wayne Wilson	17,868,528	114,817	5,571,347
Shareholders approved, by a non-binding advisory vote, the Company's named executive officer compensation based upon the following votes:

Vote in Favor	Votes Against	Abstentions	Broker Non-Votes
17,808,787	87,029	87,529	5,571,347
Shareholders ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2013 based upon the following votes:

Vote in Favor	Votes Against	Abstentions
22,822,447	27,196	705,049

Item 7.01	Regulation FD Disclosure.
On June 4, 2013, the Board, upon the recommendation of its Corporate Governance and Nominating Committee and its Compensation Committee, approved share ownership guidelines for the Company's executive officers and directors to better align the interests of executive officers and directors with those of shareholders by requiring executives and directors to acquire and maintain meaningful equity positions in the Company, which, in turn, promotes the Company's objective of building long-term shareholder value. Under the guidelines, the Company's executive officers are required to own shares of the Company's common stock with a value equal to a specific multiple of such executive officer's base salary as indicated in the table below. Directors are required to own shares with a value equal to at least three times their annual cash retainer.

Position	Base Salary Multiple
Chief Executive Officer	4.00X
Executive Vice Presidents	2.25X
Senior Vice Presidents	1.50X
Shares owned by the individual (outright or in trust) and by his or her spouse and children, unvested restricted shares, vested stock options and shares held for the individual's benefit in any pension or 401(k) plans count towards the ownership goal. Directors and executive officers are required to meet these guidelines within five years of the date of adoption of these guidelines or of such individual becoming subject to them. For executive officers, the failure to meet or, in certain circumstances, to show sustained progress toward meeting the goals set forth in the share ownership guidelines could result in a reduction of future long-term incentive equity grants, and/or payment of future annual and/or long-term cash incentive payouts in the form of equity, at the discretion of the Board's Compensation Committee. If a director does not meet the required ownership guidelines within the specified period, he or she may receive all of his or her future Board compensation in equity until the goal is met.
The information in Item 7.01 of this Current Report on Form 8-K (this “Current Report”) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

By:	/s/ Shirley J. Linn
	Name:	Shirley J. Linn
	Title:	Executive Vice President and General Counsel
Date: June 5, 2013